Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-3 of our report dated April 14, 2016, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Golden Ocean Group Limited's Annual Report on Form 20-F for the year ended December 31, 2015. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

 /s/ PricewaterhouseCoopers AS

Oslo, Norway
July 5, 2016